SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

KNIGHT TRADING GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Knight Trading Group, Inc.

Current Report on Form 8-K

Item 7. Financial Statements and Exhibits

a.	Financial Statements

Not required

b.	Pro forma Financial Information

Not required

c.	Exhibits

99.1	Press Release issued by Knight Trading Group, Inc. dated July 7, 2004

Item 9. Regulation FD Disclosure

The following information is furnished under Item 9, “Regulation FD Disclosure”. On July 7, 2004, Knight Trading Group, Inc. (the “Company”), announced that its wholly owned subsidiary, Knight Securities, L.P. had reached an agreement in principle with the staffs of the U.S. Securities and Exchange Commission and NASD to settle investigations in connection with specific institutional trade activity, conduct and supervision that occurred in 1999 through 2001; and books and records, document production and record-keeping deficiencies. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: July 7, 2004

KNIGHT TRADING GROUP, INC.

By:	/s/ John H. Bluher
Name:	John H. Bluher
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Knight Trading Group, Inc. issued on July 7, 2004.